Exhibit 99.1

Eastman Kodak Company

Unaudited Pro Forma Consolidated Statements of Operations

The unaudited pro forma consolidated statements of operations present financial information to give effect to the sale of assets and liabilities of Eastman Kodak Company’s (the “Company”) Personalized Imaging and Document Imaging businesses, assuming the entire sale occurred as of January 1, 2010. The sale of assets and liabilities of the Personalized Imaging and Document Imaging businesses closed on September 3, 2013 in 26 countries, including the United States and the United Kingdom. The carrying value of assets held for sale in those 26 countries as of December 31, 2012 was $457 million. Closing of the sale in 12 countries is occurring on a delayed basis, with all closings anticipated to be completed by December 31, 2014. The carrying value of assets held for sale in those 12 countries as of December 31, 2012 was $99 million. With the exception of the assumption of certain liabilities, consideration for the assets of the Personalized Imaging and Document Imaging businesses in each of the delayed closing countries was received by the Company on September 3, 2013 and is non-refundable. Until all closings are final, the Company will continue to operate the delayed close entities in the normal course of business. However, during the delayed close period, the economic benefit of operating the businesses in each delayed close country will be due to, and the economic detriment of operating the businesses in each delayed close country will be due from, the purchasers of those businesses.

The unaudited pro forma consolidated statements of operations include specific assumptions and adjustments related to the sale of the Personalized Imaging and Document Imaging businesses as described in the accompanying notes. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented.

The unaudited pro forma consolidated statements of operations presented are for informational purposes only. They are not intended to represent or be indicative of the consolidated results of operations that would have occurred had the sale been completed as of the dates presented nor are they intended to be indicative of future results of operations or financial position. Furthermore, these unaudited pro forma consolidated statements of operations do not reflect changes that may occur as a result of activities after the sale of the Personalized Imaging and Document Imaging businesses. The unaudited pro forma consolidated statements of operations, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Qs for the quarterly periods ended March 31, 2013 and June 30, 2013.

Eastman Kodak Company

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2010

(in millions, except per share data)	As reported on on 2012 Form 10-K	Pro Forma Adjustments		Pro Forma

Net sales
Products	$4,316	$1,198	(A)	$3,118
Services	775	298	(A)	477
Licensing & royalties	902	—		902

Total net sales	$5,993	$1,496	(A)	$4,497

Cost of sales
Products	$3,580	$944	(A)	$2,636
Services	590	230	(A)	360

Total cost of sales	$4,170	$1,174	(A)	$2,996

Gross Profit	$1,823	$322	(A)	$1,501
Selling, general and administrative expenses	1,084	199	(A)	885
Research and development costs	249	54	(A)	195
Restructuring costs and other	69	10	(A)	59
Other operating (income) expenses, net	619	—	(A)	619

Loss from continuing operations before interest expense, other income (charges), net and income taxes	(198)	59	(A)	(257)
Interest expense	148	16	(B)	132
Loss on early extinguishment of debt, net	102	—		102
Other income (charges), net	23	1	(A)	22

Loss from continuing operations before income taxes	(425)	44	(A)	(469)
(Benefit) provision for income taxes	110	23	(A)	87

Loss from continuing operations	$(535)	21	(A)	$(556)

Basic and diluted net loss per share attributable to Eastman Kodak Company common shareholders from continuing operations	$(1.99)			$(2.07)

Number of common shares used in basic and diluted net (loss) earnings per share	268.5			268.5

See Notes to Pro Forma Consolidated Financial Statements

Eastman Kodak Company

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2011

(in millions, except per share data)	As reported on on 2012 Form 10-K	Pro Forma Adjustments		Pro Forma

Net sales
Products	$4,238	$1,223	(A)	$3,015
Services	784	285	(A)	499
Licensing & royalties	126	—		126

Total net sales	$5,148	$1,508	(A)	$3,640

Cost of sales
Products	$3,741	$1,007	(A)	$2,734
Services	609	199	(A)	410

Total cost of sales	$4,350	$1,206	(A)	$3,144

Gross Profit	$798	$302	(A)	$496
Selling, general and administrative expenses	1,050	188	(A)	862
Research and development costs	235	40	(A)	195
Restructuring costs and other	118	11	(A)	107
Other operating (income) expenses, net	(65)	(9)	(A)	(56)

Loss from continuing operations before interest expense, other income (charges), net and income taxes	(540)	72	(A)	(612)
Interest expense	155	17	(B)	138
Loss on early extinguishment of debt, net	—	—		—
Other income (charges), net	(4)	(1)	(A)	(3)

Loss from continuing operations before income taxes	(699)	54	(A)	(753)
(Benefit) provision for income taxes	8	24	(A)	(16)

Loss from continuing operations	$(707)	$30	(A)	$(737)

Basic and diluted net loss per share attributable to Eastman Kodak Company common shareholders from continuing operations	$(2.63)			$(2.74)

Number of common shares used in basic and diluted net (loss) earnings per share	269.1			269.1

See Notes to Pro Forma Consolidated Financial Statements

Eastman Kodak Company

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2012

(in millions, except per share data)	As reported on on 2012 Form 10-K	Pro Forma Adjustments		Pro Forma

Net sales
Products	$3,441	$1,084	(A)	$2,357
Services	721	267	(A)	454
Licensing & royalties	(48)	—		(48)

Total net sales	$4,114	$1,351	(A)	$2,763

Cost of sales
Products	$2,954	$868	(A)	$2,086
Services	569	195	(A)	374

Total cost of sales	$3,523	$1,063	(A)	$2,460

Gross Profit	$591	$288	(A)	$303
Selling, general and administrative expenses	$824	$178	(A)	646
Research and development costs	$207	$35	(A)	172
Restructuring costs and other	$228	$13	(A)	215
Other operating (income) expenses, net	$(95)	$(8)	(A)	(87)

Loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes	(573)	70	(A)	(643)

Interest expense (contractual interest for the year ended December 31, 2012 of $203)	158	18	(B)	140
Loss on early extinguishment of debt, net	7	—		7
Other income (charges), net	21	—	(A)	21
Reorganization items, net	843	—		843

Loss from continuing operations before income taxes	(1,560)	52	(A)	(1,612)
(Benefit) provision for income taxes	(257)	15	(A)	(272)

Loss from continuing operations	$(1,303)	$37	(A)	$(1,340)

Basic and diluted net loss per share attributable to Eastman Kodak Company common shareholders from continuing operations	$(4.79)			$(4.93)

Number of common shares used in basic and diluted net (loss) earnings per share	271.8			271.8

See Notes to Pro Forma Consolidated Financial Statements

Notes to the Unaudited Pro Forma Consolidated Statements of Operations

The unaudited pro forma consolidated statements of operations give effect to the sale of the Company’s Personalized Imaging and Document Imaging businesses. The unaudited pro forma consolidated statements of operations are presented as if the sale occurred as of January 1, 2010. The anticipated after-tax gain on the sale is not reflected in the pro forma consolidated statements of operations.

(A)	The Pro Forma Adjustments represent the results of the Personalized Imaging and Document Imaging businesses’ operations previously consolidated in the Company’s historical financial statements as adjusted to reflect discontinued operations.

(B)	Interest on the Company’s outstanding debt that was required to be repaid as a result of the sale of the Personalized Imaging and Document Imaging businesses has been included in the Pro Forma Adjustments.